EXHIBIT 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We hereby consent to the use in this Registration Statement on Form S-3 of our report dated February 18, 2002 relating to the financial statements of MasTec, Inc. and subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the headings “Experts,” “Summary Consolidated Financial Data,” and “Selected Consolidated Financial Data.”

/s/ PricewaterhouseCoopers LLP
Miami, Florida
January 7, 2004